Exhibit 99.1

Carolina Financial Corporation Reports Results for Third Quarter of 2017

NEWS RELEASE – For Release October 19, 2017, 4:00PM

For More Information, Contact:

William A. Gehman III, EVP and CFO, 843.723.7700

Charleston, S.C. October 19, 2017 - Carolina Financial Corporation (the “Company”) (NASDAQ: CARO) today announced financial results for the third quarter of 2017.

Financial highlights at and for the three months ended September 30, 2017, include:

•	Net income for the third quarter 2017 increased 34.5% to $8.0 million, or $0.49 per diluted share, from $5.9 million, or $0.47 per diluted share for the third quarter of 2016. Included in earnings are pretax merger-related expenses of $0.3 million for the third quarter of 2017. There were no merger-related expenses in the third quarter of 2016.
•	Operating earnings for the third quarter of 2017, which exclude certain non-operating income and expenses, increased 34.3% to $7.9 million, or $0.49 per diluted share, from $5.9 million, or $0.47 per diluted share, from the third quarter of 2016.
•	Performance ratios Q3 2017 compared to Q3 2016:
o	Return on average assets was 1.43% compared to 1.46%.
o	Operating return on average assets was 1.42% compared to 1.45%.
o	Return on average tangible equity was 13.24% compared to 15.93%.
o	Operating return on average tangible equity was 13.08% compared to 15.76%.
o	Average stockholders’ equity to average assets increased to 12.85% compared to 9.67%.
•	Loans receivable, excluding Greer loans acquired in March 2017, grew $111.5 million, or at an annualized rate of 12.6%, since December 31, 2016.
•	Nonperforming assets to total assets were 0.29% at September 30, 2017 compared to 0.40% at December 31, 2016.
•	Total deposits, excluding Greer deposits acquired in March 2017, increased $138.3 million since December 31, 2016. Core deposits, excluding Greer core deposits acquired, increased $78.0 million since December 31, 2016.

“We continue to see the impact of solid organic growth and prior acquisitions on earnings. Overall operating results for the third quarter of 2017 continued to improve with an increase in net income of 34.5% compared to the third quarter of 2016. In addition, we look forward to completion of the First South Bancorp, Inc. by the end of the fourth quarter,” stated Jerry Rexroad, Chief Executive Officer.

Financial Results

Carolina Financial Corporation

■	The Company reported an increase in net income for the three months ended September 30, 2017 to $8.0 million, or $0.49 per diluted share, as compared to $5.9 million, or $0.47 per diluted share, for the three months ended September 30, 2016. Included in net income for the three months ended September 30, 2017 were pretax merger-related expenses of $0.3 million. The Company reported increased net income for the nine months ended September 30, 2017 to $22.2 million, or $1.47 per diluted share, as compared to $12.4 million, or $1.02 per diluted share, for the nine months ended September 30, 2016. Included in net income for the nine months ended September 30, 2017 and 2016 were pretax merger-related expenses of $1.9 million and $3.0 million, respectively.
■	Operating earnings for the third quarter of 2017, which excludes certain non-operating income and expenses, increased 34.3% to $7.9 million, or $0.49 per diluted share, from $5.9 million, or $0.47 per diluted share, from the third quarter of 2016. Operating earnings for the nine months ended September 30, 2017, which excludes certain non-operating income and expenses, increased 57.75% to $22.8 million, or $1.50 per diluted share, from $14.5 million, or $1.18 per diluted share, from the same period of 2016.
■	The Company’s net interest margin-tax equivalent increased to 3.94% for the third quarter of 2017 compared to 3.75% for the third quarter of 2016.
■	The Company reported book value per common share of $18.07 and $13.23 as of September 30, 2017 and December 31, 2016, respectively. Tangible book value per common share was $15.27 and $12.59 as of September 30, 2017 and December 31, 2016, respectively.
■	At September 30, 2017, the Company’s regulatory capital ratios exceeded the minimum levels currently required. Stockholders’ equity totaled $290.2 million as of September 30, 2017 compared to $163.2 million at December 31, 2016. Tangible equity to tangible assets at September 30, 2017 was 11.09% compared to 9.3% at December 31, 2016.

Community Banking

■	Community banking segment net income increased 65.6% to $7.8 million for the three months ended September 30, 2017 compared to $4.7 million for the three months ended September 30, 2016. Included in net income for the three months ended September 30, 2017 were pretax merger-related expenses of $0.3 million. The community banking segment net income increased 101.7% to $20.8 million for the nine months ended September 30, 2017 compared to $10.3 million for the nine months ended September 30, 2016. Included in net income for the nine months ended September 30, 2017 and 2016 were pretax merger-related expenses of $1.9 million and $3.0 million, respectively.
■	Community banking segment operating earnings increased 65.7% to $7.7 million for the three months ended September 30, 2017 compared to $4.7 million for the three months ended September 30, 2016. Included in earnings for the three months ended September 30, 2017 were pretax merger-related expenses of $0.3 million. The community banking segment operating earnings increased 80.7% to $22.2 million for the nine months ended September 30, 2017 compared to $12.3 million for the nine months ended September 30, 2016. Included in earnings for the nine months ended September 30, 2017 and 2016 were pretax merger-related expenses of $1.9 million and $3.0 million, respectively.
■	No provision for loan loss was recorded during the three months ended September 30, 2017 or 2016. This was primarily due to continued excellent asset quality, historical loss experience, and the risk characteristics of our loan portfolio.
■	Non-performing assets were 0.29% and 0.40% of total assets at September 30, 2017 and December 31, 2016, respectively.
■	Loans receivable, gross increased to $1.5 billion at September 30, 2017 compared to $1.2 billion at December 31, 2016.
■	The number of checking accounts increased at an annualized rate of 8.9%, excluding Greer checking accounts acquired, since December 31, 2016. Total deposits, excluding acquired deposits from the Greer acquisition, increased $138.3 million since December 31, 2016. As of September 30, 2017 and December 31, 2016, core deposits, defined as checking, savings and money market, comprised approximately 63.8% and 60.6%, respectively, of total deposits.

Wholesale Mortgage Banking

■	Net income for the wholesale mortgage banking segment was $0.4 million for the three months ended September 30, 2017 compared to $1.4 million for the three months ended September 30, 2016. Net income was $2.3 million for the nine months ended September 30, 2017 compared to $2.7 million for the nine months ended September 30, 2016.
■	Net margin was 1.44% for the three months ended September 30, 2017 compared to 1.94% for the three months ended September 30, 2016. Originations for the three months ended September 30, 2017 and 2016 were $217.0 million and $253.5 million, respectively. Net margin was 1.65% for the nine months ended September 30, 2017 compared to 1.76% for the nine months ended September 30, 2016. Originations for the nine months ended September 30, 2017 and 2016 were $611.6 million and $645.4 million, respectively.
■	Net interest income for the wholesale mortgage banking segment was $0.4 million for the three months ended September 30, 2017 compared to $0.4 million for the three months ended September 30, 2016. Net interest income for the wholesale mortgage banking segment was $1.2 million for the nine months ended September 30, 2017 compared to $1.1 million for the nine months ended September 30, 2016.
■	Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $0.4 million and $0.4 million for the three months ended September 30, 2017 and September 30, 2016, respectively. Mortgage loan servicing income, net of amortization of mortgage servicing rights and subservicing expense, for the wholesale mortgage banking segment was $1.3 million and $1.2 million for the nine months ended September 30, 2017 and September 30, 2016, respectively. At September 30, 2017, loans serviced for third parties totaled $2.5 billion.

Dividend Declared

On October 18, 2017 the Company declared a $0.05 dividend per common share, payable on January 5, 2018, to stockholders of record on December 14, 2017.

Conference Call

A conference call will be held at 11:00 a.m., Eastern Time on October 20, 2017. The conference call can be accessed by dialing (866) 464-9448 or (213) 660-0874 and requesting the Carolina Financial Corporation earnings call. The conference ID number is 99743248. Listeners should dial in 10 minutes prior to the start of the call.  The live webcast and presentation slides will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.haveanicebank.com under Investor Relations, “Investor Presentations” approximately three hours after the call and can be accessed by dialing (855) 859-2056 or (404) 537-3406 and requesting conference number 99743248.

About Carolina Financial Corporation

Carolina Financial Corporation (NASDAQ: CARO) is the holding company of CresCom Bank, which also owns and operates Atlanta-based Crescent Mortgage Company.  As of September 30, 2017, Carolina Financial Corporation had approximately $2.3 billion in total assets and Crescent Mortgage Company was licensed to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. On June 11, 2016, Carolina Financial completed its acquisition of Congaree Bancshares Inc. On January 5, 2017, the Company closed a public offering of approximately 1.8 million shares of its common stock with net proceeds of approximately $47.7 million, net of related expenses. On March 18, 2017, Carolina Financial completed its acquisition of Greer Bancshares Incorporated. On June 9, 2017, Carolina Financial Corporation announced the execution of an Agreement and Plan of Merger and Reorganization by and between the Company and First South Bancorp, Inc. (“First South”), pursuant to which, subject to the terms and conditions set forth therein, First South will merge with and into the Company, with the Company as the surviving corporation.

Addendum to News Release – Use of Certain Non-GAAP Financial Measures and Forward-Looking Statements

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”). Such statements should be read along with the accompanying tables, which provide a reconciliation of non-GAAP measures to GAAP measures. This news release and the accompanying tables discuss financial measures, including but not limited to, core deposits, tangible book value, operating earnings and net income related to segments of the Company, which are non-GAAP measures. We believe that such non-GAAP measures are useful because they enhance the ability of investors and management to evaluate and compare the Company’s operating results from period to period in a meaningful manner. Non-GAAP measures should not be considered as an alternative to any measure of performance as promulgated under GAAP. Investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results or financial condition as reported under GAAP.

Please refer to the Non-GAAP reconciliation tables later in this release for additional information.

Forward-Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the Company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework including, but not limited to, the Dodd-Frank Act and regulations adopted thereunder; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the Company; (7) the business related to acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; (8) the expected cost savings and any revenue synergies from acquisitions may not be fully realized within expected timeframes; and (9) disruption from acquisitions may make it more difficult to maintain relationships with clients, associates, or suppliers.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

###

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2017	December 31, 2016
	(Unaudited)	(Audited)
	(Dollars in thousands)
ASSETS
Cash and due from banks	$14,046	9,761
Interest-bearing cash	31,198	14,591
Cash and cash equivalents	45,244	24,352
Securities available-for-sale	523,744	335,352
Federal Home Loan Bank stock, at cost	10,970	11,072
Other investments	2,139	1,768
Derivative assets	2,332	2,219
Loans held for sale	26,786	31,569
Loans receivable, gross	1,484,461	1,178,266
Allowance for loan losses	(10,662)	(10,688)
Loans receivable, net	1,473,799	1,167,578

Premises and equipment, net	46,430	37,054
Accrued interest receivable	7,320	5,373
Real estate acquired through foreclosure, net	1,640	1,179
Deferred tax assets, net	7,668	8,341
Mortgage servicing rights, net	17,444	15,032
Cash value life insurance	38,317	28,984
Core deposit intangible	7,666	3,658
Goodwill	37,287	4,266
Other assets	7,953	5,939
Total assets	$2,256,739	1,683,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Noninterest-bearing deposits	$333,267	229,905
Interest-bearing deposits	1,374,387	1,028,355
Total deposits	1,707,654	1,258,260
Short-term borrowed funds	180,000	203,000
Long-term debt	54,351	38,465
Derivative liabilities	201	342
Drafts outstanding	5,630	6,223
Advances from borrowers for insurance and taxes	3,163	1,058
Accrued interest payable	1,053	327
Reserve for mortgage repurchase losses	2,129	2,880
Dividends payable to stockholders	646	502
Accrued expenses and other liabilities	11,688	9,489
Total liabilities	1,966,515	1,520,546
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	162	125
Additional paid-in capital	168,919	66,156
Retained earnings	117,488	98,451
Accumulated other comprehensive income (loss), net of tax	3,655	(1,542)
Total stockholders’ equity	290,224	163,190
Total liabilities and stockholders’ equity	$2,256,739	1,683,736

CAROLINA FINANCIAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2017	2016	2017	2016
	(In thousands, except share data)
Interest income
Loans	$18,960	13,826	52,207	36,791
Investment securities	3,761	2,264	9,975	6,835
Dividends from Federal Home Loan Bank stock	135	83	351	288
Federal funds sold	—	3	7	5
Other interest income	70	32	178	92
Total interest income	22,926	16,208	62,718	44,011
Interest expense
Deposits	2,422	1,570	6,212	4,449
Short-term borrowed funds	441	124	1,225	320
Long-term debt	514	558	1,364	1,743
Total interest expense	3,377	2,252	8,801	6,512
Net interest income	19,549	13,956	53,917	37,499
Provision for loan losses	—	—	—	—
Net interest income after provision for loan losses	19,549	13,956	53,917	37,499
Noninterest income
Mortgage banking income	3,625	5,605	11,522	12,967
Deposit service charges	1,072	953	2,928	2,712
Net loss on extinguishment of debt	—	(118)	—	(174)
Net gain on sale of securities	368	111	1,174	641
Fair value adjustments on interest rate swaps	90	99	(37)	(408)
Net increase in cash value life insurance	267	226	759	684
Mortgage loan servicing income	1,652	1,437	4,822	4,238
Other	801	560	2,742	1,728
Total noninterest income	7,875	8,873	23,910	22,388
Noninterest expense
Salaries and employee benefits	8,623	8,481	26,487	23,306
Occupancy and equipment	2,508	2,067	7,129	5,836
Marketing and public relations	385	374	1,182	1,144
FDIC insurance	205	180	380	527
Recovery of mortgage loan repurchase losses	(225)	(250)	(675)	(750)
Legal expense	157	80	373	185
Other real estate (income) expense, net	(5)	(96)	40	(37)
Mortgage subservicing expense	494	462	1,485	1,353
Amortization of mortgage servicing rights	748	586	2,083	1,659
Merger related expenses	311	—	1,910	2,985
Other	2,255	2,006	6,538	5,759
Total noninterest expense	15,456	13,890	46,932	41,967
Income before income taxes	11,968	8,939	30,895	17,920
Income tax expense	3,975	2,998	8,659	5,500
Net income	$7,993	5,941	22,236	12,420

Earnings per common share:
Basic	$0.50	$0.48	$1.48	$1.04
Diluted	$0.49	$0.47	$1.47	$1.02
Weighted average common shares outstanding:
Basic	16,029,332	12,327,921	14,980,349	11,995,477
Diluted	16,187,869	12,535,551	15,146,972	12,201,721

CAROLINA FINANCIAL CORPORATION

(Unaudited)

(Dollars in thousands)

	At or for the Three Months Ended
Selected Financial Data:	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016

Selected Average Balances:
Total assets	$2,230,586	$2,166,803	1,768,323	1,651,653	1,626,717
Investment securities and FHLB stock	521,569	510,706	373,551	326,485	345,385
Loans receivable, net	1,463,771	1,412,940	1,214,777	1,138,120	1,093,669
Loans held for sale	27,282	22,412	17,827	32,951	32,196
Deposits	1,710,263	1,633,285	1,330,805	1,288,665	1,291,567
Stockholders’ equity	286,524	277,708	210,071	160,991	157,311

Performance Ratios (annualized):
Return on average equity	11.16%	13.45%	9.34%	12.80%	15.11%
Return on average tangible equity (Non-GAAP)	13.24%	16.02%	9.98%	13.46%	15.93%
Return on average assets	1.43%	1.72%	1.11%	1.25%	1.46%
Operating return on average equity (Non-GAAP)	11.02%	13.15%	10.95%	14.32%	14.95%
Operating return on average tangible equity (Non-GAAP)	13.08%	15.65%	11.70%	15.06%	15.76%
Operating return on average assets (Non-GAAP)	1.42%	1.69%	1.30%	1.40%	1.45%
Average earning assets to average total assets	91.09%	90.68%	91.99%	93.21%	92.94%
Average loans receivable to average deposits	85.59%	86.51%	91.28%	88.32%	84.68%
Average stockholders’ equity to average assets	12.85%	12.82%	11.88%	9.75%	9.67%
Net interest margin-tax equivalent (1)	3.94%	4.03%	3.93%	3.87%	3.75%
Net charge-offs (recoveries) to average loans receivable	0.00%	(0.01)%	(0.01)%	(0.12)%	(0.02)%
Nonperforming assets to period end loans receivable	0.44%	0.48%	0.52%	0.58%	0.62%
Nonperforming assets to total assets	0.29%	0.31%	0.34%	0.40%	0.42%
Nonperforming loans to total loans	0.33%	0.38%	0.42%	0.48%	0.37%
Allowance for loan losses as a percentage of loans receivable (end of period)	0.72%	0.75%	0.76%	0.91%	0.91%
Allowance for loan losses as a percentage of non-acquired loans receivable (Non-GAAP)	0.87%	0.93%	0.96%	1.01%	1.03%
Allowance for loan losses as a percentage of nonperforming loans	216.53%	196.85%	180.66%	190.01%	247.72%

Nonperforming Assets:
Loans 90 days or more past due and still accruing	$—	$—	—	—	—
Nonaccrual loans	4,924	5,461	5,931	5,625	4,174
Total nonperforming loans	4,924	5,461	5,931	5,625	4,174
Real estate acquired through foreclosure, net	1,640	1,417	1,479	1,179	2,843
Total nonperforming assets	$6,564	$6,878	7,410	6,804	7,017

(1) Net interest margin-tax equivalent reflects tax-exempt income on a tax-equivalent basis.

Carolina Financial Corporation

Segment Information

(Unaudited)

(Dollars in thousands)

	For the Three Months		For the Nine Months		Increase (Decrease)
	Ended September 30,		Ended September 30,		Three	Nine
	2017	2016	2017	2016	Months	Months
Segment net income:
Community banking	$7,837	4,734	20,788	10,309	3,103	10,479
Wholesale mortgage banking	449	1,402	2,333	2,722	(953)	(389)
Other	(320)	(228)	(910)	(669)	(92)	(241)
Eliminations	27	33	25	58	(6)	(33)
Total net income	$7,993	5,941	22,236	12,420	2,052	9,816

	For the Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Segment net income:
Community banking	$7,837	8,443	4,509	4,565	4,734
Wholesale mortgage banking	449	1,238	645	806	1,402
Other	(320)	(346)	(244)	(232)	(228)
Eliminations	27	5	(6)	11	33
Total net income	$7,993	9,340	4,904	5,150	5,941

	For the Three Months Ended September 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$22,460	480	8	(22)	22,926
Interest expense	3,086	65	291	(65)	3,377
Net interest income (expense)	19,374	415	(283)	43	19,549
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	3,097	4,778	—	—	7,875
Intersegment noninterest income	242	—	—	(242)	—
Noninterest expense	10,999	4,234	223	—	15,456
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	11,714	719	(508)	43	11,968
Income tax expense (benefit)	3,877	270	(188)	16	3,975
Net income (loss)	$7,837	449	(320)	27	7,993

	For the Three Months Ended September 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$15,760	435	4	9	16,208
Interest expense	2,102	33	151	(34)	2,252
Net interest income (expense)	13,658	402	(147)	43	13,956
Provision for loan losses	(12)	12	—	—	—
Noninterest income from external customers	2,512	6,361	—	—	8,873
Intersegment noninterest income	242	(9)	—	(233)	—
Noninterest expense	9,448	4,254	188	—	13,890
Intersegment noninterest expense	—	240	2	(242)	—
Income (loss) before income taxes	6,976	2,248	(337)	52	8,939
Income tax expense (benefit)	2,242	846	(109)	19	2,998
Net income (loss)	$4,734	1,402	(228)	33	5,941

Carolina Financial Corporation

Segment Information, Continued

(Unaudited)

(Dollars in thousands)

	For the Nine Months Ended September 30, 2017
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$61,409	1,302	21	(14)	62,718
Interest expense	8,051	119	750	(119)	8,801
Net interest income (expense)	53,358	1,183	(729)	105	53,917
Provision for loan losses	—	—	—	—	—
Noninterest income from external customers	9,011	14,899	—	—	23,910
Intersegment noninterest income	725	64	—	(789)	—
Noninterest expense	33,773	12,448	711	—	46,932
Intersegment noninterest expense	—	720	5	(725)	—
Income (loss) before income taxes	29,321	2,978	(1,445)	41	30,895
Income tax expense (benefit)	8,533	645	(535)	16	8,659
Net income (loss)	$20,788	2,333	(910)	25	22,236

	For the Nine Months Ended September 30, 2016
	Community	Mortgage
	Banking	Banking	Other	Eliminations	Total
Interest income	$42,790	1,133	13	75	44,011
Interest expense	6,066	42	447	(43)	6,512
Net interest income (expense)	36,724	1,091	(434)	118	37,499
Provision for loan losses	(12)	12	—	—	—
Noninterest income from external customers	6,773	15,615	—	—	22,388
Intersegment noninterest income	727	25	—	(752)	—
Noninterest expense	29,523	11,825	619	—	41,967
Intersegment noninterest expense	—	721	6	(727)	—
Income (loss) before income taxes	14,713	4,173	(1,059)	93	17,920
Income tax expense (benefit)	4,404	1,451	(390)	35	5,500
Net income (loss)	$10,309	2,722	(669)	58	12,420

	For the Three Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$20,342	25,633	500	680	2.46%	2.65%
Wholesale mortgage banking	217,014	253,485	3,125	4,925	1.44%	1.94%
Total mortgage banking income	$237,356	279,118	3,625	5,605	1.53%	2.01%

	For the Nine Months Ended September 30,
	Loan Originations		Mortgage Banking Income		Margin
	2017	2016	2017	2016	2017	2016
Additional segment information:
Community banking	$59,511	68,263	1,441	1,586	2.42%	2.32%
Wholesale mortgage banking	611,597	645,412	10,081	11,381	1.65%	1.76%
Total mortgage banking income	$671,108	713,675	11,522	12,967	1.72%	1.82%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Core deposits:
Noninterest-bearing demand accounts	$333,267	$330,641	298,365	229,905	267,892
Interest-bearing demand accounts	309,241	298,123	309,961	191,851	195,792
Savings accounts	69,552	70,336	66,506	48,648	47,035
Money market accounts	377,754	380,108	363,600	292,639	299,960
Total core deposits (Non-GAAP)	1,089,814	1,079,208	1,038,432	763,043	810,679

Certificates of deposit:
Less than $250,000	567,483	539,177	524,836	467,937	476,744
$250,000 or more	50,357	45,344	44,452	27,280	24,853
Total certificates of deposit	617,840	584,521	569,288	495,217	501,597
Total deposits	$1,707,654	$1,663,729	1,607,720	1,258,260	1,312,276

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016

Tangible book value per share:
Total stockholders’ equity	$290,224	281,818	271,454	163,190	160,331
Less intangible assets	(44,953)	(45,123)	(45,292)	(7,924)	(8,037)
Tangible common equity (Non-GAAP)	$245,271	236,695	226,162	155,266	152,294

Issued and outstanding shares	16,159,309	16,156,943	16,185,408	12,548,328	12,546,220
Less nonvested restricted stock awards	(99,639)	(101,489)	(227,439)	(211,908)	(216,828)
Period end dilutive shares	16,059,670	16,055,454	15,957,969	12,336,420	12,329,392

Total stockholders equity	$290,224	281,818	271,454	163,190	160,331
Divided by period end dilutive shares	16,059,670	16,055,454	15,957,969	12,336,420	12,329,392
Common book value per share	$18.07	17.55	17.01	13.23	13.00

Tangible common equity (Non-GAAP)	$245,271	236,695	226,162	155,266	152,294
Divided by period end dilutive shares	16,059,670	16,055,454	15,957,969	12,336,420	12,329,392
Tangible common book value per share (Non-GAAP)	$15.27	14.74	14.17	12.59	12.35

	At the Month Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Acquired and non-acquired loans:
Acquired loans receivable	$257,461	$278,275	303,244	119,422	129,505
Non-acquired loans receivable	1,227,000	1,157,145	1,113,766	1,058,844	1,003,724
Total loans receivable	$1,484,461	$1,435,420	1,417,010	1,178,266	1,133,229
% Acquired	17.34%	19.39%	21.40%	10.14%	11.43%

Non-acquired loans	$1,227,000	$1,157,145	1,113,766	1,058,844	1,003,724
Allowance for loan losses	10,662	10,750	10,715	10,688	10,340
Allowance for loan losses to non-acquired loans (Non-GAAP)	0.87%	0.93%	0.96%	1.01%	1.03%

Total loans receivable	$1,484,461	$1,435,420	1,417,010	1,178,266	1,133,229
Allowance for loan losses	10,662	10,750	10,715	10,688	10,340
Allowance for loan losses to total loans receivable	0.72%	0.75%	0.76%	0.91%	0.91%

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Consolidated

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
Operating Earnings and Performance Ratios:	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	September 30, 2017	September 30, 2016
Income before income taxes	$11,968	12,013	6,915	7,498	8,939	30,895	17,920
Gain on sale of securities	(368)	(621)	(185)	(65)	(111)	(1,174)	(641)
Net loss on extinguishment of debt	—	—	—	1,694	118	—	174
Fair value adjustments on interest rate swaps	(90)	69	58	(998)	(99)	37	408
Merger related expenses	311	279	1,319	260	—	1,910	2,985
Operating earnings before income taxes	11,821	11,740	8,107	8,389	8,847	31,668	20,846
Tax expense (1)	3,926	2,612	2,358	2,627	2,967	8,876	6,398
Operating earnings (Non-GAAP)	$7,895	9,128	5,749	5,762	5,880	22,792	14,448

Average equity	$286,524	277,708	210,071	160,991	157,311	258,101	148,134
Average assets	$2,230,586	2,166,803	1,768,323	1,651,653	1,626,717	2,055,237	1,500,819

Average Equity	$286,524	277,708	210,071	160,991	157,311
Less average intangible assets	(45,035)	(44,452)	(13,510)	(7,979)	(8,092)
Average tangible common equity (Non-GAAP)	$241,489	233,256	196,561	153,012	149,219

Operating return on average assets (Non-GAAP)	1.42%	1.69%	1.30%	1.40%	1.45%	1.48%	1.28%
Operating return on average equity (Non-GAAP)	11.02%	13.15%	10.95%	14.32%	14.95%	11.77%	13.00%
Operating return on average tangible equity (Non-GAAP)	13.08%	15.65%	11.70%	15.06%	15.76%

Weighted average common shares outstanding:
Basic	16,029,332	16,029,332	13,919,711	12,336,420	12,327,921	14,980,349	11,995,477
Diluted	16,187,869	16,180,171	14,139,241	12,585,518	12,535,551	15,146,972	12,201,721
Operating earnings per common share:
Basic (Non-GAAP)	$0.49	0.57	0.41	0.47	0.48	1.52	1.20
Diluted (Non-GAAP)	$0.49	0.56	0.41	0.46	0.47	1.50	1.18

As Reported:
Income before income taxes	$11,968	12,013	6,915	7,498	8,939	30,895	17,920
Tax expense	3,975	2,673	2,011	2,348	2,998	8,659	5,500
Net Income	$7,993	9,340	4,904	5,150	5,941	22,236	12,420

Average equity	$286,524	277,708	210,071	160,991	157,311	258,101	148,134
Average tangible equity (Non-GAAP)	$241,489	233,256	196,561	153,012	149,219
Average assets	$2,230,586	2,166,803	1,768,323	1,651,653	1,626,717	2,055,237	1,500,819
Return on average assets	1.43%	1.72%	1.11%	1.25%	1.46%	1.44%	1.10%
Return on average equity	11.16%	13.45%	9.34%	12.80%	15.11%	11.49%	11.18%
Return on average tangible equity (Non-GAAP)	13.24%	16.02%	9.98%	13.46%	15.93%

Weighted average common shares outstanding:
Basic	16,029,332	16,029,332	13,919,711	12,336,420	12,327,921	14,980,349	11,995,477
Diluted	16,187,869	16,180,171	14,139,241	12,585,518	12,535,551	15,146,972	12,201,721
Earnings per common share:
Basic	$0.50	0.58	0.35	0.42	0.48	1.48	1.04
Diluted	$0.49	0.58	0.35	0.41	0.47	1.47	1.02

(1) Tax expense is determined using the effective tax rate reflected in the accompanying income statement for the applicable reporting period.

Carolina Financial Corporation

Reconciliation of Non-GAAP Financial Measures - Community Banking Segment

(Unaudited)

(In thousands, except share data)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	September 30, 2017	September 30, 2016
Segment net income:
Community banking	$7,837	8,443	4,509	4,565	4,734	$20,788	10,309
Wholesale mortgage banking	449	1,238	645	806	1,402	2,333	2,722
Other	(320)	(346)	(244)	(232)	(228)	(910)	(669)
Eliminations	27	5	(6)	11	33	25	58
Total net income	$7,993	9,340	4,904	5,150	5,941	$22,236	12,420

Community banking segment operating earnings:
Income before income taxes	$11,714	11,232	6,375	6,545	6,975	$29,321	14,713
Tax expense (1)	3,877	2,789	1,866	1,980	2,241	8,533	4,404
Bank segment net income	$7,837	8,443	4,509	4,565	4,734	$20,788	10,309

Weighted average common shares outstanding:
Basic	16,029,332	16,029,332	13,919,711	12,336,420	12,327,921	14,980,349	11,995,477
Diluted	16,187,869	16,180,171	14,139,241	12,585,518	12,535,551	15,146,972	12,201,721

Earnings per common share:
Basic	$0.50	0.53	0.32	0.37	0.38	$1.39	$0.86
Diluted	$0.49	0.52	0.32	0.36	0.38	$1.37	$0.84

Bank segment income before taxes	$11,714	11,232	6,375	6,545	6,975	$29,321	$14,713
Gain on sale of securities	(368)	(621)	(185)	(65)	(111)	(1,174)	(641)
Net loss on extinguishment of debt	—	—	—	1,693	118	—	174
Fair value adjustments on interest rate swaps	(90)	69	58	(998)	(99)	37	408
Merger related expenses (2)	311	279	1,311	254	—	3,137	2,883
Operating earnings before income taxes	11,567	10,959	7,559	7,429	6,883	31,321	17,537
Tax expense (1)	3,828	2,721	2,213	2,247	2,211	9,115	5,249
Operating bank segment earnings (Non-GAAP)	$7,739	8,238	5,346	5,182	4,672	$22,206	$12,288

Operating bank segment earnings per common share:
Basic (Non-GAAP)	$0.48	0.51	0.38	0.42	0.38	$1.48	$1.02
Diluted (Non-GAAP)	$0.48	0.51	0.38	0.41	0.37	$1.47	$1.01

(1) Tax expense is determined using the effective tax rate computed for the applicable business segment.

(2) Remaining merger related costs were incurred within the category “Other” segment earnings.